Exhibit 10.14

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This First Amendment to Credit Agreement and Waiver (this “Amendment”) is made effective as of this 16th day of September, 2015 (the “Amendment Effective Date”), by and among XCERRA CORPORATION, a Massachusetts corporation (“Xcerra”) and EVERETT CHARLES TECHNOLOGIES LLC, a Delaware limited liability company (“ECT” and collectively with Xcerra, the “Borrower”), the lenders identified on the signature pages hereto (the “Lenders”) and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement dated as of December 15, 2014 (as the same may be amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the parties hereto have agreed to modify and amend certain terms and conditions of the Credit Agreement and waive certain provisions of the Credit Agreement, in each case, subject to the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Waiver. By their signatures below, the Administrative Agent and the Lenders hereby agree to waive the delivery by the Borrower of monthly financial statements for the month ending June 30, 2015, as required pursuant to Section 6.1(c) of the Credit Agreement.

2. Amendments to the Credit Agreement. Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

a.	Section 6.1(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(c) [Reserved].”

b.	Section 6.2(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of Section 7.1 of this Agreement as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any federally registered

Intellectual Property issued to or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date);”

c.	Section 7.6(f) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its stead:

“(f) the Borrower may make Restricted Payments to repurchase its Capital Stock in an aggregate amount not to exceed $30,000,000, provided that, after giving pro forma effect to any such Restricted Payment, the Consolidated Leverage Ratio for the immediately preceding four fiscal quarters is at least 0.25x lower than the maximum permitted ratio under Section 7.1(b); and”

d.	Exhibit B to the Credit Agreement (Form of Compliance Certificate) is hereby deleted in its entirety, and the Exhibit B attached hereto is substituted in its stead.

3. Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.	All necessary consents and approvals to authorize this Amendment shall have been obtained by the Borrower.

c.	No Default or Event of Default shall have occurred and be continuing.

d.	After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct, (i) to the extent qualified by materiality, in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

2

5. Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. Effect on Loan Documents.

(a) The Credit Agreement, as amended and modified hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement, as modified or amended hereby.

(c) This Amendment is a Loan Document.

8. Payment of Costs and Fees. Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).

9. Release by Group Members. Effective on the Amendment Effective Date, each Group Member, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges the Administrative Agent and each of the Lenders and each of their respective successors in title, past and present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Administrative Agent or any Lender would be liable if such persons or entities were found to be liable to such Group Member (each a “Releasee” and

3

collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Group Member ever had or now has against any such Releasee which arose from the beginning of the world to and including the date hereof which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Group Member also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

10. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11. Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

12. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow.]

4

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

XCERRA CORPORATION, a Massachusetts corporation

By /s/ Mark Gallenberger
Name:	Mark Gallenberger
Title:	SVP, COO & CFO

EVERETT CHARLES TECHNOLOGIES LLC, a Delaware limited liability company

By /s/ Mark Gallenberger
Name:	Mark Gallenberger
Title:	SVP, COO & CFO

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By: /s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Director

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

LENDERS:

SILICON VALLEY BANK, as Issuing Lender and as a Lender

By: /s/ Michael Shuhy
Name:	Michael Shuhy
Title:	Director

FIRST AMENDMENT TO CREDIT AGREEMENT – SIGNATURE PAGE

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

XCERRA CORPORATION & EVERETT CHARLES TECHNOLOGIES LLC

Date:                          , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b)(ii) of that certain Credit Agreement, dated as of December 15, 2014, among XCERRA CORPORATION, a Massachusetts corporation (“Xcerra”), EVERETT CHARLES TECHNOLOGIES LLC, a Delaware limited liability company (collectively with Xcerra, the “Borrower”), the several banks and other financial institutions from time to time parties thereto (each a “Lender”, and collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender, and SVB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Sections 7.1(a) and (b) of the Credit Agreement, as of the as of the Statement Date set forth in such Attachment 3.

[To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party.]

[To the extent not previously disclosed to the Administrative Agent, an updated Schedule 6 to the Guarantee and Collateral Agreement, listing any registered patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][during the most recent Fiscal Quarter].]1

[Remainder of page intentionally left blank; signature page follows]

[1]	To be included in Compliance Reports delivered with respect to quarterly financials only.

Exhibit B

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

XCERRA CORPORATION

By:
Name:
Title:

EVERETT CHARLES TECHNOLOGIES LLC

By:
Name:
Title:

Exhibit B

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 1

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 2

Attachment 3

to Compliance Certificate

The information described herein is as of [                    ], [            ] (the “Statement Date”), and pertains to the Test Period or Subject Period defined below.

I.	Section 7.1(a) — Consolidated Fixed Charge Coverage Ratio[2]

	A.	Consolidated EBITDA for the Subject Period: (“Subject Period” means the four fiscal quarter period ending on the Statement Date)

		1.	Consolidated Net Income for the Subject Period:	$___________

		2.	Consolidated Interest Expense for the Subject Period:	$___________

		3.	Provision for income taxes for the Subject Period:	$___________

		4.	Depreciation expenses for the Subject Period:	$___________

		5.	Amortization expenses for the Subject Period:	$___________

		6.	Non-cash stock compensation expense:	$___________

		7.	Non-cash foreign exchange losses:	$___________

		8.	Other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent:	$___________

		9.	Other non-cash items increasing Consolidated Net Income for the Subject Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):	$___________

		10.	Consolidated EBITDA for the Subject Period (Lines I.A.1+I.A.2+I.A.3+I.A.4+I.A.5+I.A.6+I.A.7+I.A.8 minus I.A.9):	$___________

	B.	Portion of taxes based on income actually paid by the Borrower and its Subsidiaries in cash (net of any cash refunds received) during the Subject Period:		$___________

[2]	Consolidated Fixed Charge Coverage Ratio only tested as of the end of each Fiscal Quarter

Attachment 3

	C.	Consolidated Capital Expenditures (excluding the principal amount funded with the Loans) for the Subject Period:		$___________

	D.	Consolidated Fixed Charges for the Subject Period:

		1.	Consolidated Interest Expense for the Subject Period:	$___________

		2.	Scheduled payments made during the Subject Period by the Borrower and its Subsidiaries on account of principal of Indebtedness of the Borrower and its Subsidiaries (including scheduled principal payments in respect of the Term Loans):[3]	$___________

		3.	Consolidated Fixed Charges for the Subject Period (Lines I.C.1+I.C.2) (without duplication):	$___________

	E.	Consolidated Fixed Charge Coverage Ratio for the Subject Period (ratio of Lines (I.A.10 minus I.B minus I.C.) to I.D.3):		________ to 1

		Minimum required:		1.50 to 1

Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Consolidated Leverage Ratio[4]

	A.	Consolidated Senior Indebtedness as of the Statement Date:		$___________

	B.	Consolidated EBITDA for the Subject Period (Line I.A.10):		$___________

	C.	Consolidated Leverage Ratio (ratio of Line II.A to II.B):		________ to 1

		Maximum permitted:		2.25 to 1

Covenant compliance: Yes ☐ No ☐

[3]	Any calculation of Consolidated Fixed Charges which includes any of the following fiscal quarters of the Borrower shall be made for the period of time from November 27, 2013 through such date of calculation and annualized (x) with a multiple of 4x for the period ending January 31, 2014, (y) with a multiple of 2x for the period ending April 30, 2014, and (z) with a multiple of 1.3x for the period ending July 31, 2014.
[4]	Consolidated Leverage Ratio only tested as of the end of each Fiscal Quarter

Attachment 3